UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential - For Use of the Commission Only (as permitted by Rule 14a-5(d)(2))
[ ]	Definitive Information Statement

CAROLCO PICTURES, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAROLCO PICTURES, INC.

5550 Glades Road, Suite 500

Boca Raton, Florida 33431

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Approximate Date of Mailing: _______________, 2017

TO THE STOCKHOLDERS OF CAROLCO PICTURES, INC.:

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”), of Carolco Pictures, Inc., a Florida corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (collectively, the “Corporate Actions”) taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.

A reverse stock split of the outstanding shares of the Common Stock, at the ratio of 1-for-10,000, with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”). The Reverse Stock Split is expected to occur at 6:00 P.M. on _______________, 2017.

2.

Immediately following the completion of the Reverse Stock Split, a reduction of the number of authorized shares of Common Stock from 5,000,000,000 to 300,000,000 (the “Authorized Share Reduction”). The Authorized Share Reduction is expected to occur at 6:01 P.M. on ____________________, 2017.

The purpose of this Information Statement is to notify our stockholders that on December 7, 2016, stockholders holding a majority of the voting power of our issued and outstanding shares of Common Stock executed a written consent approving the Corporate Actions. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Florida law and the Company’s articles of incorporation and bylaws, each as amended. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our Common Stock of record at the close of business on January 4, 2017 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of Common Stock of record as of January 4, 2017 on or about January __, 2017. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,
Carolco Pictures, Inc.

/s/ David Cohen
David Cohen
Chief Executive Officer
January __, 2017

CAROLCO PICTURES, INC.

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934

This Information Statement is being mailed on or about January __, 2017, to all holders of record on January 4, 2017, of the $0.0001 par value common stock (the “Common Stock”) of Carolco Pictures, Inc., a Florida corporation (the “Company”), in connection with the vote of the Board of Directors of the Company and the approval by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company to:

1.	Effect a reverse stock split of the outstanding shares of the Common Stock of the Company, at the ratio of 1-for-10,000, with fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”). The Reverse Stock Split is expected to occur at 6:00 P.M. on _______________, 2017.

2.	Immediately following the completion of the Reverse Stock Split, reduce the number of authorized shares of Common Stock from 5,000,000,000 to 300,000,000 (the “Authorized Share Reduction” and collectively with the Reverse Stock Split, the “Corporate Actions”). The Authorized Share Reduction is expected to occur at 6:01 P.M. on _________________, 2017.

Record stockholders whose shares of stock are converted into less than one share in the Reverse Stock Split will be rounded up and will receive one share of Common Stock. We refer to the Reverse Stock Split and the rounding up of fractional shares as the “Reverse Stock Split.”

Currently, the Company has authorized 5,000,000,000 shares of Common Stock. As of January 4, 2017, there were [___] record stockholders of our Common Stock and [____] shares of our Common Stock were issued and outstanding. Each share of our Common Stock has one vote per share. The Board of Directors of the Company and stockholders holding a majority of our outstanding shares approved the Corporate Actions by actions by written consent on December 7, 2016. Since the Board of Directors of the Company and the holders of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken.

We expect that the Corporate Actions will be effective on or about _________________, 2017 (the “Effective Date”), which date shall be no sooner than 20 days after we mail this Information Statement and the accompanying notice to our stockholders. Our Board retains the authority to abandon the Corporate Actions for any reason at any time prior to the Effective Date. Because the Corporate Actions have already been approved by holders of a majority of the voting power of the Company’s outstanding shares of Common Stock, you are not required to take any action. This Information Statement provides to you notice that the Corporate Actions have been approved. You will receive no further notice of the approval nor of the Effective Date of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the “SEC”) in the future.

The Company’s Common Stock is traded over the counter on the OTC Pink market tier of the OTC Markets Group Inc. under the symbol “CRCO.” The last sale price of our Common Stock as reported on the OTC Pink was $0.0005 on December 20, 2016.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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REVERSE STOCK SPLIT

Summary

The following summary describes the material terms of the Reverse Stock Split. This Information Statement contains more detailed descriptions of such terms. We encourage you to read the entire Information Statement and the documents we have incorporated by reference.

Description of the Reverse Stock Split

The Reverse Stock Split shall cause each ten thousand (10,000) shares of pre-Reverse Stock Split Common Stock to be converted into one (1) share of Common Stock. Upon the completion of the Reverse Stock Split, stockholders holding fractional shares will be rounded up and will receive one additional full share of Common Stock.

Effect of the Reverse Stock Split on the Company

The Reverse Stock Split will reduce the number of outstanding shares, which will in turn reduce the Company’s administrative costs associated with such the prior number of shares, and is expected to increase per share price of our Common Stock. See “Background and Purpose of the Reverse Stock Split,” “Structure of the Reverse Stock Split,” and “Effect of the Reverse Stock Split on the Company.”

Approving Vote of the Board of Directors and Consenting Stockholders

The Company’s Board of Directors has determined that the Reverse Stock Split is in the best interests of the Company. The Company has received the approving consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote on the Reverse Stock Split. Accordingly, no additional vote of the Company’s stockholders is required to approve the Reverse Stock Split. See “Vote Required for Approval.”

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Stock Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse Stock Split without such outside person. See “Determination and Fairness of the Cash-Out Price.”

Effective Date

We expect that the Reverse Stock Split will be effective on or about ______________, 2017 (the “Effective Date”), which date shall be no sooner than 20 days after we mail this Information Statement and accompanying notice to our stockholders. See “Amendment of the Company’s Articles of Incorporation.” Our Board retains the authority to abandon the Reverse Stock Split for any reason at any time prior to the Effective Date.

Tax Consequences

The Reverse Stock Split will be treated as a tax-free recapitalization for federal income tax purposes. Accordingly, stockholders will not recognize gain or loss, and their adjusted tax basis in their stock will not change. See “Material U.S. Federal Income Tax Consequences.”

Dissenters’ and Appraisal Rights

Florida law does not provide dissenters’ or appraisal rights as the result of the Corporate Actions, and the Company will not independently provide the stockholders with any such right. See “Appraisal Rights.”

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BACKGROUND AND PURPOSE OF THE REVERSE STOCK SPLIT

General

Our board of directors and the holders of a majority of our outstanding shares of Common Stock, have taken action by written consent to authorize our board of directors to effect (i) an amendment to our Articles of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding Common Stock, par value $0.0001 per share, by a ratio of 1-for-10,000 and (ii) to effect an amendment to our Articles of Incorporation, as amended, to reduce the number of authorized shares of Common Stock from 5,000,000,000 shares to 300,000,000 shares. Our board of directors would also have discretion to abandon the amendments prior to their effectiveness. We refer to the reverse stock split and the reduction of the authorized Common Stock as the “Corporate Actions.”

The Corporate Actions will become effective upon (i) the filing of the amendment to our Articles of Incorporation, as amended, with the Secretary of State of the State of Florida and (ii) approval of the Corporate Actions by the Financial Industry Regulatory Authority, which we expect to receive on _____________, 2017.

Reasons for Proposed Amendments

Our board of directors’ primary reasons for approving and recommending the Reverse Stock Split is to increase the per share price of our Common Stock. Our board of directors’ primary reasons for approving and recommending the Authorized Shares Amendment is to maintain the current authorized shares as in effect prior to the Reverse Stock Split so that such authorized shares will be available for future issuances, since under the Florida corporation law the authorized shares would be correspondingly reduced upon the Reverse Stock Split without this additional amendment. Our board of directors believes that attaining and maintaining the stock price at higher levels will attract better access to capital; which is in the best interests of our company and its stockholders. Our board of directors further believes that an increased stock price may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors. We believe that the Corporate Actions will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Corporate Actions will make our Common Stock a more attractive and cost effective investment for many investors, which should enhance the liquidity available to the holders of our Common Stock. Accordingly, we believe that approval of the Corporate Actions is in our company’s and our stockholders’ best interests.

However, despite approval of the Corporate Actions by our stockholders and the implementation thereof by our board of directors, there is no assurance that our minimum bid price would be or remain following the Corporate Actions at a level high enough to attract capital investment in our company.

Reducing the number of outstanding shares of our Common Stock through the Corporate Actions is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Corporate Actions, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Corporate Actions or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Corporate Actions will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Corporate Actions. Accordingly, the total market capitalization of our Common Stock after the Corporate Actions may be lower than the total market capitalization before the Corporate Actions.

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After undertaking a thorough analysis of the advisability of the Reverse Stock Split and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of the Reverse Stock Split is conditioned on our Board’s consideration of the totality of the circumstances.

Potential Effects of Proposed Amendments

The Corporate Actions will affect all holders of our Common Stock uniformly. The Corporate Actions are not intended to affect any stockholder’s percentage ownership interest in our company, except for a nominal increase in percentage ownership interest that will accrue as described below in “Fractional Shares,” record holders of our Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

The Reverse Stock Split will not change the terms of our Common Stock. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of the Reverse Stock Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in the number of shares of our Common Stock outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

The availability of a substantial number of authorized but un-reserved shares of our Common Stock resulting from the Reverse Stock Split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our Articles of Incorporation or bylaws as then in effect. The proposal to effectuate the Reverse Stock Split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our board of directors did not authorize the Reverse Stock Split to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Island Stock Transfer . These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

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Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of our Common Stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

Effect of the Reverse Stock Split on Outstanding Convertible Debt, Stock Options, Warrants, and Employee Plans

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise or conversion price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants or convertible debt securities entitling the holders to acquire shares of our Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants or convertible debt securities upon exercise or conversion, as applicable, and approximately the same value of shares of our Common Stock being delivered upon such exercise or conversion immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our Articles of Incorporation, as amended, will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of our Common Stock that is a United states person as defined in the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that may apply to certain special classes of taxpayers under the Code.

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As a result, stockholders should seek advice on the tax consequences of the Reverse Stock Split based on their particular circumstances from an independent tax advisor.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange (or deemed exchange) of shares pursuant to the Reverse Stock Split. The aggregate tax basis of the new shares received in the Reverse Stock Split will be the same as the aggregate tax basis in the old shares exchanged. The holding period for the new shares will include the period during which the old shares surrendered in the Reverse Stock Split were held.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of our Common Stock that is not a U.S. holder. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split.

Dissenters’ Rights

Under the Florida Business Corporation Act, stockholders will not be entitled to dissenters’ rights with respect to the proposed amendments to our Articles of Incorporation, as amended, to effect the Reverse Stock Split or the Authorized Shares Amendment, and we do not intend to independently provide stockholders with such rights.

REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors and the holders of the majority voting power of our issued and outstanding capital stock have approved an amendment to the Articles to reduce the number of authorized shares of our Common Stock from 5,000,000,000 to 300,000,000 to reduce possible dilution that could occur to the value of the Common Stock in the future by lowering the number of additional shares of Common Stock that can be issued in the future from authorized shares. As of January 4, 2017, the Company has [_____] shares of Common Stock issued and outstanding. Upon the filing of the amendment to the Articles, the Company will have approximately [_____] shares of Common Stock authorized and available for future issuances. Notwithstanding the foregoing, the Company may seek an increase in authorized shares of Common Stock as and when considered appropriate by the Board. The form of the proposed amendment to our Articles necessary to effect the Authorized Share Reduction is attached hereto as Appendix A.

AmendmentS of the Company’s Articles of Incorporation

To effect the Reverse Stock Split, the Company will amend its Articles of Incorporation (the “Articles”). The amendment to the Articles to effect the Reverse Stock Split (the “Reverse Stock Split Articles of Amendment”) will provide for the Reverse Stock Split, becoming effective at 6:00 P.M. on the Effective Date, and will accordingly state that each share of Common Stock outstanding prior to the Reverse Stock Split will be automatically reclassified and changed into 1/10,000th of a fully paid and non-assessable share of Common Stock, without increase or decrease in the par value of thereof. The Reverse Stock Split Articles of Amendment will also provide that no fractional shares shall be issued with respect to any shares of Common Stock and that the Company shall round up any partial shares to the next highest whole share. See Appendix A for the text of the Reverse Stock Split Articles of Amendment.

The Company will also amend its Articles in order to effect the Reduction in Authorized Shares. The amendment to effect the Reduction in Authorized Shares (the “Reduction in Authorized Shares Articles of Amendment”) amends the Articles to reduce the number of authorized shares of Common Stock from 5,000,000,000 to 300,000,000. See Appendix A for the text of the Reduction in Authorized Shares Articles of Amendment.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our stock as of January 4, 2017, by (i) each person known by us to be the beneficial owner of more than 5% of any class of stock, (ii) each director and each of our named executive officers and (iii) all executive officers and directors as a group. As of January 4, 2017, there were [____] shares of our Common Stock outstanding.

The number of shares of stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 4, 2017, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each person listed is in care of Carolco Pictures, Inc., 5550 Glades Road, Suite 500, Boca Raton, Florida 33431.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		% of Class

Alexander Bafer	4,374,442,800	(1)	92.9%
David Cohen	25,500,000	(2)	*
Bradley Albert	12,031,250	(3)	*
Justin Morris	12,031,250	(4)	*

All directors and executive officers as a group (4 persons)	4,424,005,300	(1)(2)(3)(4)	93.0%

* Less than 1%.

(1)	Mr. Bafer holds 5,290,000 shares of common stock. In addition, 1,990,000 shares of Series A preferred stock are held by Brick Top Holdings, Inc., a company owned and controlled by Mr. Bafer, and 510,000 shares of Series A preferred stock are held by Mr. Bafer directly. Accordingly, Mr. Bafer beneficially owns 2,500,000 Series A preferred shares, representing 50% of the outstanding shares of Series A common stock. The Series A preferred shares are not convertible into common shares and carry voting rights of 100 votes per share held. Brick Top Holdings, Inc. also holds 12,750,000 shares of Series C preferred stock, which represents 33.7% of the outstanding Series C preferred shares. Each share of Series C preferred stock is convertible into two shares of common stock. Beneficial ownership also reflects shares obtainable through the conversion of a convertible note payable to Mr. Bafer with a principal balance of approximately $434,000 at $0.0001 per share totaling 4,343,652,800 potential common shares.

(2)	South Centre, Inc. owns 2,500,000 Series A preferred shares, which represents 50% of the outstanding shares of Series A preferred stock. Mr. Cohen has voting and dispositive control over the shares owned by South Centre, Inc. The Series A preferred shares are not convertible into common shares and carry voting rights of 100 votes per share held. Birchwood Capital, LLC owns 12,750,000 shares of Series C preferred stock, which represents 33.7% of the outstanding shares of Series C preferred stock. Mr. Cohen has voting and dispositive control of the shares owned by Birchwood Capital, LLC. Each share of Series C preferred stock is convertible into two shares of common stock.

(3)	Mr. Albert holds 6,015,625 shares of Series C preferred stock (15.9% of this class) convertible into common shares at a ratio of two common shares for each Series C preferred share held.

(4)	Mr. Morris holds 6,015,625 shares of Series C preferred stock (15.9% of this class) convertible into common shares at a ratio of two common shares for each Series C preferred share held.

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MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Pink tier of the OTC Markets and has traded under the symbol “CRCO”. On December 20, 2016, the closing sale price for our common stock was $0.0005. Our stock has been thinly traded and there can be no assurance that a liquid market for our common stock will ever develop.

The following table sets forth the range of high and low bid prices for our common stock for the periods indicated. The information reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

Year	Quarter Ending	High	Low
2016	December 31 (1)	$0.007	$0.0004
	September 30	$0.001	$0.0003
	June 30	$0.0004	$0.0001
	March 31	$0.0013	$0.0003
2015	December 31	$0.001	$0.001
	September 30	$0.28	$0.28
	June 30	$0.31	$0.26
	March 31	$0.45	$0.45
2014	December 31	$1.50	$0.20
	September 30	$4.75	$0.25
	June 30	$5.00	$0.05
	March 31	$5.00	$5.00

(1) Reflects transactions through December 20, 2016.

On December 20, 2016, the closing price for our Common Stock on the OTC Pink was $0.0005 per share.

As of January 4, 2017, there were approximately ______ record holders of our Common Stock. The number of record holders does not include beneficial owners of Common Stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Equity Compensation Plan Information

The Company has adopted a 2014 Equity Incentive Stock Plan (the “Plan”). The Plan provides for the issuance of up to 5,000,000 incentive stock options and nonqualified stock options to the Company’s employees, officers, directors, and certain consultants. The Plan is administered by the Company’s Board, and has a term of 10 years.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Issuance of Unregistered Securities

During the year ended December 31, 2015, the Company sold 3,555,500 common shares for $195,000 at purchase prices ranging from $0.005 to $0.20 per share.

During February 2015, the Company sold 15,000 units at $0.80 per unit, for a total of $12,000. Each unit consisted of one share of Common Stock, one Class A warrant and one Class B warrant. The warrants are exercisable for two years from issuance at $3.00 and $6.00 per common share, respectively.

During March 2015, the Company sold an additional 12,500 units at $0.80 per unit and 250,000 units at $0.50 per unit for a combined total of $135,000. Each unit consisted of one share of Common Stock, one Class A warrant and one Class B warrant. The warrants are exercisable for two years from issuance at $3.00 and $6.00 per common share, respectively.

During April 2015, the Company sold 5,000 units at $0.80 per unit for a total of $2,500. Each unit consisted of one share of Common Stock, one Class A warrant and on Class B warrant. The warrants are exercisable for two years from issuance at $3.00 and $6.00 per share, respectively.

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From March 2015 through July 2015, the Company entered into five investor relations related consulting agreements pursuant to which the Company issued an aggregate of 1,776,000 shares of Common Stock. Under the provisions of ASC 505 and the terms of the agreements, the measurement date was determined to be the contract date, with no vesting or forfeiture provisions or significant disincentives for non-performance. Accordingly, the fair value of the issuances totaling $195,000, was charged to expense on the effective date of the agreements.

In April 2015, the Company entered into an agreement with Mr. Mario Kassar, the Chairman of our Board of Directors. The agreement addressed funding of the Company’s “Audition” film project and provided for the issuance of 100,000 common shares to Mr. Kassar under the terms of the agreement. Under the provisions of ASC 505 and the terms of the agreement, the measurement date was determined to be the contract date, with no vesting or forfeiture provisions or significant disincentives for non-performance. Accordingly, the fair value of the issuance of $0.08 per share based on market price, was charged to stock-based compensation on the effective date of the agreement.

During April 2015, the Company sold 3,125 units at $0.80 per unit for a total of $2,500. Each unit consisted of one share of Common Stock, one Class A warrant and on Class B warrant. The warrants are exercisable for two years from issuance at $3.00 and $6.00 per share, respectively.

During the nine month period ended September 30, 2016, the Company sold an aggregate of 3,555,500 common shares for $195,165 at purchase prices ranging from $0.005 to $0.20 per share.

The foregoing securities were issued in reliance on Section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The shares were issued in private transactions to United States residents. The shares of Common Stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration or an applicable exemption from the registration requirements. The shareholders acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

2015 SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alexander Bafer,	2015	0	0	0	0	0	0	0	0
CEO, CFO, & Director	2014	0	0	0	0	0	0	0	0

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Reverse Stock Split or the Reduction of Authorized Shares of Common Stock that is not shared by all other stockholders.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

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You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Carolco Pictures, Inc., at 5550 Glades Road, Suite 500, Boca Raton, Florida 33431, Attn: David Cohen or by calling the Company at (561) 826-9307.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 5550 Glades Road, Suite 500, Boca Raton, Florida 33431, Attn: David Cohen or by calling the Company at (561) 826-9307.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at 5550 Glades Road, Suite 500, Boca Raton, Florida 33431, Attn: David Cohen.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST TWENTY (20) DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

Carolco Pictures, Inc.

/s/ David Cohen
David Cohen
January __, 2017	Chief Executive Officer

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APPENDIX A

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

CAROLCO PICTURES, INC.

(Reverse Stock Split & Decrease in Authorized Shares)

Pursuant to Section 607.1006 of the Florida Business Corporation Act, Carolco Pictures, Inc., a Florida corporation (the “Corporation”), hereby amends (“Articles of Amendment”) its amended and restated articles of incorporation, as amended (“Articles”), as follows:

A. Reverse Stock Split. Upon the Effective Time (as defined below) of these Articles of Amendment, each one (1) share of the Corporation’s common stock, par value $$0.0001 per share (“Common Stock”) issued and outstanding immediately prior to the Effective Time will be and hereby is automatically reclassified and changed (without any further act) into 1/10,000 of a validly issued, fully-paid and non-assessable share of Common Stock, without increasing or decreasing the par value thereof, provided that no fractional shares shall be issued in respect of any shares of Common Stock held by any holder, and that, instead of issuing such fractional shares, the Corporation shall round up any partial shares to the next highest whole share.

B. Reduction in Authorized Capital Stock. Article V of the Articles is hereby amended and restated in its entirety to read as follows:

Article V – CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) three hundred million (300,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) fifty million (50,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), the rights and preferences of which may be determined by the Board of Directors.

C. Authority to Amend. These Articles of Amendment were adopted by the unanimous consent of the Corporation’s Board of Directors on December 7, 2016 and duly approved by the Corporation’s stockholders on December 7, 2016 as required by law and the Corporation’s Articles. The number of votes cast for the Articles of Amendment by the stockholders was sufficient for approval.

D. Effective Time. The foregoing amendment will become effective on ___________________, 2017, at 6:00 p.m. (“Effective Time”).

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of ______________, 2017.

Carolco Pictures, Inc.

By:	/s/ David Cohen
Name:	David Cohen
Title:	Chief Executive Officer

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